As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

_______________

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503
  New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

_______________

SELLAS Life Sciences Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan

(Full title of the plan)

_______________

Angelos M. Stergiou, M.D., ScD h.c.

President and Chief Executive Officer

SELLAS Life Sciences Group, Inc.

7 Times Square, Suite 2503

New York, NY 10036

Telephone: (640) 200-5278

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Joel I. Papernik, Esq.

Daniel A. Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue, New York, NY 10022

(212) 935-3000

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SELLAS Life Sciences Group, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 800,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), for issuance under the SELLAS Life Sciences Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan (the “Plan”), representing an increase of 800,000 shares reserved under the Plan, as approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders on June 17, 2025.

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File Nos. 333-237168, 333-258799, 333-264899, 333-270608, and 333-276615) of the Registrant is effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March 13, 2020 (File No. 333-237168), August 13, 2021 (File No. 333-258799), May 12, 2022 (File No. 333-264899), March 16, 2023 (File No. 333-270608), and January 19, 2024 (333-276615) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

3.1	Composite Amended and Restated Certificate of Incorporation of the Registrant (formerly, Galena Biopharma, Inc.), amended as of December 27, 2017		Form 10-K (Exhibit 3.1)	April 13, 2018	001-33958

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation		Form 10-K (Exhibit 3.3)	March 23, 2021	001-33958

3.3	Amended and Restated By-Laws of the Registrant		Form 8-K (Exhibit 3.3)	January 5, 2018	001-33958

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Baker Tilly US, LLP, independent registered public accounting firm.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	SELLAS Life Sciences Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan		Form 10-Q (Exhibit 10.1)	August 12, 2025	001-33958

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 12, 2025.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos M. Stergiou
Angelos M. Stergiou, M.D., ScD h.c.
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Angelos M. Stergiou and John T. Burns, acting alone or together with another attorney-in-fact, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Angelos M. Stergiou	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2025
Angelos M. Stergiou, M.D., ScD h.c.

/s/ John T. Burns	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2025
John T. Burns

/s/ John Varian	Chair of the Board of Directors	August 12, 2025
John Varian

/s/ David Scheinberg	Director	August 12, 2025
David Scheinberg, M.D., PhD.

/s/ Robert Van Nostrand	Director	August 12, 2025
Robert Van Nostrand

/s/ Jane Wasman	Director	August 12, 2025
Jane Wasman

/s/ Katherine Kalin	Director	August 12, 2025
Katherine Kalin